UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2008

CAPE FEAR BANK CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	000-51513	20-3035898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1117 Military Cutoff Road
Wilmington, North Carolina	28405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (910) 509-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President, Chief Executive Officer and Director. On November 24, 2008, the Boards of Directors of Cape Fear Bank Corporation (the “Company”) and its wholly-owned subsidiary, Cape Fear Bank (the “Bank”), elected Ralph N. Strayhorn, age 54, to be President and Chief Executive Officer of the Company and the Bank. The Boards also appointed Mr. Strayhorn to serve as a director of both the Company and the Bank until the next Annual Meeting scheduled to be held on December 30, 2008, and nominated him for reelection as a director at that meeting.

Mr. Strayhorn served as President, Chief Executive Officer and a director of SterlingSouth Bank & Trust Company, from 2004 until that bank was acquired by BNC Bancorp during 2006. Following that transaction, he served as Executive Vice President, Chief Administrative Officer and director of BNC Bancorp and its bank subsidiary, Bank of North Carolina, until June 2008. Previously, Mr. Strayhorn served as Senior Vice President of Investors Title Insurance Company from 2000 until 2003, and as Executive Vice President of Park Meridian Financial Corporation from 1994 until 2000. Mr. Strayhorn is a licensed attorney and has a total of 23 years of banking experience.

Subject to the negotiation and execution of a definitive employment agreement, the Boards currently contemplate that the terms of Mr. Strayhorn’s employment with the Company and the Bank will include:

•	base annual salary of $230,000;

•	a $50,000 signing bonus (grossed up for income taxes) payable within approximately six months upon successful completion of performance criteria to be agreed upon;

•	participation in a management incentive bonus plan;

•

a grant of stock options during 2009 for 4% of the Company’s shares outstanding at the time of grant and with an exercise price per share equal to the fair market value of the Company’s common stock on the grant date;

•

participation in the Bank’s existing group insurance plans and, subject to standard industry practices, general conditions in the economy, Mr. Strayhorn’s job performance, and the Bank’s financial condition, a supplemental retirement plan providing for retirement benefits beginning at an age between 62 and 65;

•

a relocation allowance of $25,000, payable within the first twelve months of employment, but subject to repayment upon voluntary resignation within the first two years of employment, and payment of legal expenses incurred in connection with negotiation of the employment agreement;

•

an initial three-year term of employment, which would be extended by one additional year on each anniversary date of the employment agreement, but which would not apply in the event of execution of a definitive change in control agreement prior to March 1, 2009; and

•

a change in control payment in an amount and on terms to be agreed upon in the employment agreement, but which would not exceed $50,000 in the event of execution of a definitive change in control agreement prior to March 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPE FEAR BANK CORPORATION
(Registrant)

Date: December 1, 2008	By:	/S/ Betty V. Norris
Betty V. Norris
Senior Vice President and Chief Financial Officer

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